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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-10012 and 333-48514 on Form S-8 of our reports dated March 14, 2005, relating to the financial statements and financial statement schedule of @Road, Inc. and its subsidiary (collectively the "Company"), and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
March 14, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM